UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 11, 2005

 IKON Office Solutions, Inc.

(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation)	File No. 1-5964 (Commission File Number)	23-0334400 (IRS Employer Identification Number)

  70 Valley Stream Parkway, Malvern, Pennsylvania      19355

Registrant’s telephone number, including area code: (610) 296-8000

                       Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.   Entry into a Material Definitive Agreement.

On March 11, 2005, Jeffrey W. Hickling entered into an employment agreement with IKON Office Solutions, Inc. (the “Company”) for the position of Senior Vice President of Operations of the Company, effective as of March 21, 2005. Mr. Hickling’s Senior Executive Employment Agreement (the “Hickling Agreement”) is attached hereto as Exhibit 10.1 to this report.

The Hickling Agreement is subject to annual renewal provisions after the expiration of the initial term unless either Mr. Hickling or the Company provides notice of an intention not to renew. Pursuant to the Hickling Agreement, Mr. Hickling shall receive an annualized base salary of $325,000, consistent with the regular payroll practices of the Company, and be eligible to earn an annual incentive bonus award opportunity of no less than fifty percent (50%) of his base salary, the achievement of which will be based on the Company’s performance as well as his own performance, and a potential additional overachievement bonus award in the sole discretion of the Company’s Chief Executive Officer. In connection with the signing of the Hickling Agreement, Mr. Hickling shall be entitled to (i) receive a one-time stock option grant of 40,000 shares and a one-time restricted stock grant of 15,000 shares, subject to the approval of the Board of Directors; (ii) receive a one-time sign-on bonus in the amount of $100,000; (iii) receive a certain relocation benefit package of his choice, in accordance with the Hickling Agreement; and (iv) participate in employee benefit plans and programs which are currently made available on a general basis to the Company’s senior executives. Finally, the Hickling Agreement contains certain additional provisions regarding payment of benefits upon employment termination, including an employment termination following a change-in-control (or, in certain circumstances, a potential change-in-control).

Item 1.02.   Termination of a Material Definitive Agreement.

Effective April 8, 2005, the Executive Employment Agreement between the Company and Don H. Liu, the Company’s Senior Vice President, General Counsel and Secretary (the “Liu Agreement”), will terminate in connection with Mr. Liu’s resignation and new role as Senior Vice President and General Counsel of Toll Brothers, Inc. The Liu Agreement contains certain provisions regarding payment of benefits upon employment termination. The Company did not incur any material early termination penalties in connection with the termination of the Liu Agreement.

Section 8 – Other Events

Item 8.01.   Other Events.

On March 21, 2005, the Company announced the appointment of Jeffrey W. Hickling to the position of Senior Vice President of Operations, and the promotion of Mark A. Hershey to the position of Senior Vice President, General Counsel and Secretary. A copy of this press release is furnished as exhibit 99.1 with this report.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

The following exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K:

(10.1)	Senior Executive Employment Agreement for Jeffrey W. Hickling.
(99.1)	Press Release Dated March 21, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.
By: /s/ Robert F. Woods Robert F. Woods Senior Vice President and Chief Financial Officer

Dated: March 21, 2005